EXHIBIT 23.1


                          Consent of Independent Accountants


               We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27429 and No. 33-88430), and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22419) of Associated Estates Realty Corporation of our report dated March 18, 1998, appearing on page F-2 of Associated Estates Realty Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.





          /s/ Price Waterhouse LLP
          Price Waterhouse LLP

          Cleveland, Ohio
          March 30, 1998